UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2012

CPI AEROSTRUCTURES, INC.

(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

91 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200

(Registrant’s Telephone Number, Including Area Code)

_______________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure under Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 5, 2012, CPI Aerostructures, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Restated Agreement”), dated as of December 5, 2012, with the several lenders from time to time party thereto (the “Lenders”) and Sovereign Bank, N.A., as sole arranger, administrative agent and collateral agent (in such capacity, the “Agent”). As of December 5, 2012, the Lenders party to the Restated Agreement were Sovereign Bank, N.A. and Valley National Bank.

The Restated Agreement provides for a revolving credit loan commitment of $35 million and a term loan of $3.9 million. The Restated Agreement increases the availability under, and amends and restates, the Credit Agreement, dated as of August 13, 2007, as subsequently amended, between the Company and Sovereign Bank, N.A. (the “Prior Agreement”), which provided for a revolving credit loan commitment and two term loans. One of the term loans under the Prior Agreement was refinanced as a revolving credit loan under the Restated Agreement. The other term loan and the revolving credit loans under the Prior Agreement continued as a term loan and revolving credit loans under the Restated Agreement. As of the closing of the transactions contemplated by the Restated Agreement, the outstanding balance of the revolving credit loans under the Restated Agreement was $18.45 million.

The term loan under the Restated Agreement is payable in 51 principal installments of $75,000 on the first day of each month, with a final payment of the remaining principal balance on March 9, 2017. The term loan bears interest at a rate per annum equal to the LIBOR rate plus 3%. The revolving credit loans under the Restated Agreement mature on December 5, 2016 and may be Eurodollar loans or base rate loans, or a combination thereof, as elected by the Company in accordance with the Restated Agreement. Eurodollar loans bear interest at a rate per annum equal to the LIBOR rate, plus a margin rate (the “Applicable Margin”) of between 2% and 2.5%, depending on the Company’s “leverage ratio” (as defined in the Restated Agreement). Base rate loans bear interest at a rate per annum equal to the highest, on any day, of the Federal funds rate plus 1%, the Agent’s prime rate, and the LIBOR rate plus 1.5%, plus the Applicable Margin. The Restated Agreement provides for a commitment fee of between 0.20% and 0.30%, depending on the Company’s leverage ratio, on the amount of the revolving credit loan commitment in excess of the amount of the revolving credit loans outstanding. The Company may request from time to time an increase in the revolving credit loan commitment of up to $15 million (for a total commitment of up to $50 million).

The revolving credit loans and the term loan are secured by substantially all of the Company’s personal property pursuant to an Amended and Restated Continuing General Security Agreement (the “Security Agreement”), dated as of December 5, 2012, between the Company and the Agent. The Security Agreement amends and restates the Security Agreement, dated as of August 13, 2007, between the same parties.

The term loan under the Restated Agreement is subject to the interest rate swap that applied to the corresponding term loan under the Prior Agreement, pursuant to the terms of the ISDA 2002 Master Agreement and Schedule, dated October 22, 2008, between the Company and Sovereign Bank, N.A. (the “Swap Counterparty”). The effect of the interest rate swap is that the Company will pay a fixed interest rate of 4.11% on the term loan under the Restated Agreement for the duration of such term loan. The interest rate swap that applied to the other term loan under the Prior Agreement was terminated.

The Company may at any time and from time to time prepay the loans in whole or in part. Upon receipt of net cash proceeds in excess of $500,000 from certain sales of assets and from the incurrence of indebtedness, the Company is required to pay to the Agent a percentage of such net cash proceeds. Such payments will be applied first to repay the term loan, then to deposit in a bank account as collateral for the loans on terms satisfactory to the Agent, and then to repay the revolving credit loans. The Company is also required to pay to the Agent 25% of the net cash proceeds from any public offering of its stock that raises $10 million or more and after which the Company has a leverage ratio of 2.0 or more. Such payments will be applied to the revolving credit loans and may be immediately reborrowed in accordance with the Restated Agreement.

The Company made certain representations and warranties to the Agent and the Lenders in the Restated Agreement that are customary for credit arrangements of this type. The Company also agreed to maintain a minimum “debt service coverage ratio” (as defined in the Restated Agreement) of 1.25 to 1.0 at the end of each fiscal quarter, a maximum “leverage ratio” (as defined in the Restated Agreement) of 2.75 to 1.0 at the end of each fiscal quarter, and a minimum net income after taxes of $1 per fiscal quarter, and agreed to certain other negative covenants that are customary for credit arrangements of this type, including limitations on indebtedness, liens, fundamental transactions, the sale of assets, dividends and capital expenditures.

It is an event of default under the Restated Agreement, if, among other things: the Company fails to pay when due any principal, interest or other amount due under the Restated Agreement; any of the Company’s’ representations and warranties proves to have been incorrect in any material respect on or as the date made or deemed made; the Company defaults in the observance or performance of any covenant under the Restated Agreement (subject to cure periods for certain such defaults); the Restated Agreement and related documents shall cease to be in full force and effect; the Company defaults under any other agreement with any Lender; the security interest created in the collateral ceases to be enforceable or of the intended priority; the Company defaults in the payment of principal or interest on any other indebtedness or guaranty obligation, beyond any applicable grace period, in excess of $100,000; the Company defaults in the observance or performance of any other agreement or condition relating to such indebtedness or guaranty obligation, or contained in any instrument relating thereto, or any other event occurs which permits the holder of such indebtedness or the beneficiary of such guaranty obligation to cause such indebtedness to become due prior to its maturity or such guaranty to become payable; any interest rate swap is terminated early as a result of any event of default under the applicable swap agreement or any “termination event” as defined in the applicable swap contract, and the termination value owed by the Company is greater than $100,000; the Company commences a proceeding or other action under any bankruptcy or similar law, there is commenced against the Company such a proceeding (which results in an order of relief or is not dismissed in 60 days), or certain related events occur; or the Agent determines in its commercially reasonable discretion that one or more material adverse changes have occurred to the business, properties or financial condition of the Company. Upon the occurrence of an event of default, the loan commitments may be terminated and all of the unpaid principal of all loans, all accrued and unpaid interest, and all other amounts owing under the Restated Agreement and related documents may be declared immediately due and payable.

The foregoing description is qualified in its entirety by reference to the Restated Agreement and the Security Agreement, copies of which are attached to this Form 8-K as Exhibit 10.1 and 10.2, respectively, and which are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A press release announcing the Restated Agreement and the transactions contemplated thereby is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Amended and Restated Credit Agreement, dated as of December 5, 2012, among CPI Aerostructures, Inc., the several lenders from time to time party thereto, and Sovereign Bank, N.A.

10.2	Amended and Restated Continuing General Security Agreement, dated as of December 5, 2012, between CPI Aerostructures, Inc. and Sovereign Bank, N.A.

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI AEROSTRUCTURES, INC.

Dated: December 6, 2012	By:	/s/ Douglas McCrosson
Douglas McCrosson Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Credit Agreement, dated as of December 5, 2012, among CPI Aerostructures, Inc., the several lenders from time to time party thereto, and Sovereign Bank, N.A.

10.2	Amended and Restated Continuing General Security Agreement, dated as of December 5, 2012, between CPI Aerostructures, Inc. and Sovereign Bank, N.A.

99.1	Press release.